I HEREBY CERTIFY THAT THESE ARE COPIES OF DOCUMENTS FILED WITH REGISTRAR OF COMPANIES ON DEC - 2 1985

REGISTRAR OF COMPANIES FOR THE PROVINCE OF BRITISH COLUMBIA

FORM 21
(Section 371)

PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation No. 210187

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the under-mentioned Company on the date stated:

Name of Company: TERYL RESOURCES CORP.

Date resolution passed: OCTOBER 25, 1985

Resolution:

"Upon motion duly moved and seconded, it was unanimously resolved by special resolutions:

(i) That the Memorandum of the Company be altered by increasing the authorized capital of the Company by creating 5,000,000 Preferred Shares with a par value of $1.00 each and having attached thereto the special rights and restrictions contained in the Articles;

(ii) There be attached to the Preferred Shares of the Company special rights and restrictions as set out in Appendix "A".

(iii) Paragraph 2 of the Memorandum of the Company be altered to read as follows:

"2. The authorized capital of the Company consists of 15,000,000 shares divided into 10,000,000 common shares without par value, 5,000,000 preferred shares with a par value of $1.00 each.

There will be attached to the shares special rights and restrictuons as set forth in the Articles of the Company."

(iv) The Memorandum of the Company be altered so that it shall be in the form set out in Appendix "B".

Certified a true copy the day of November, 1985.

(Signature) ______________________
Rod C. McKeen (Solicitor)
for LAWRENCE & SHAW
(Relationship to Company) ______________

1697y

I HEREBY CERTIFY THAT THIS IS A COPY OF A DOCUMENT FILED WITH THE REGISTRAR OF COMPANIES ON

DEC - 2 1985

REGISTRAR OF COMPANIES
FOR THE PROVINCE OF BRITISH COLUMBIA

FORM 21
(Section 371)

PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation No. 210187

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the under-mentioned Company on the date stated:

Name of Company: TERYL RESOURCES CORP.

Date resolution passed: OCTOBER 25, 1985

Resolution:

"Upon motion duly moved and seconded, it was unanimously resolved by special resolutions:

> The Articles of the Company be amended by adding immediately after Article 24.3, Part 25 - Special Rights and Restrictions Attached to the Preferred Shares as a Class, Article 25.1 - Article 25.7 as set out in Appendix "A"."

Certified a true copy the day of November, 1985.

(Signature) ____________________
Rod C. McKeen (Solicitor)
for LAWRENCE & SHAW
(Relationship to Company) ____________________

1697y

APPENDIX "A"

PART 25

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE PREFERRED SHARES AS A CLASS

25.1 The Preferred Shares shall have attached thereto a right to receive dividends as from time to time determined by the directors and shall also have attached the preferences, rights, conditions, restrictions and prohibitions set out in these Articles.

25.2 Directors' Right to Issue in One or More Series

The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the Board of Directors of the Company. The number of shares in any series may, from time to time, be increased by the directors upon complying with the same conditions that are applicable to the issue of shares in a new series.

The directors may, subject only to the other provisions hereof, as hereinafter provided, and subject to the provisions of the Company Act, by resolution, from time to time, passed before the issue of any Preferred Shares of any series alter the Memorandum to determine and fix the number of Preferred Shares in that series and the designation, rates, privileges, preferences, restrictions, rights and conditions to be attached to the Preferred Shares of such series, including but without in any way limiting or restricting the generality of the foregoing: the rate or amount of dividend, whether cumulative, non-cumulative or partially cumulative, the date or dates and place or places of payment, the consideration and the terms and conditions of any purchase for cancellation or redemption thereof, conversion rights (if any), the terms and conditions of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on, or the repayment of capital in respect of any shares ranking junior to the Preferred Shares, the whole subject to the filing with the Registrar of

Companies of such resolution altering the Memorandum to so designate the rates, privileges, preferences, restrictions, rights and conditions to be attached to the Preferred Shares of such series.

25.3 Ranking

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series unless, subject to the provisions of the Company Act, the resolution of the directors of the Company aforesaid establishing any particular series shall expressly provide that such series of Preferred Shares shall be subordinate in any respect therein specified to any prior series of Preferred Shares, whether or not issued, and the Preferred Shares shall be entitled to a preference over the common shares of the Company and over any other shares ranking junior to the Preferred Shares, with respect to priority in the payment of dividends and a distribution of the assets of the Company in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding-up its affairs, and the Preferred Shares of each series may also be given such other preferences not inconsistent with the provisions herein set forth over the common shares of the Company and any other shares ranking junior to the Preferred Shares as may be determined in the case of each series authorized to be issued. When any dividends or amounts payable on a repayment of capital are not paid in full, the Preferred Shares shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sum that would be payable on such shares if all such dividends were declared and paid in full and on any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of such shares with respect to return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

25.4 No Pre-emptive Rights

The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Company now or hereafter authorized otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to a particular series of Preferred Shares.

25.5 Voting

The holders of the Preferred Shares shall not as such be entitled (except as hereinafter specifically provided or as otherwise required by the Company Act) to receive notice of, or attend or vote at any general meeting of shareholders unless and until the Company shall fail for any period of not less than 24 consecutive months to pay a dividend at the stated annual rate on the Preferred Shares and such dividend remains unpaid for a period of 24 months, whether or not dividends have been declared and whether or not there are any moneys of the Company properly applicable to the payment of dividends. Thereafter until no dividends are in arrears to and including the latest date to have occurred for the payment of same, each holder of Preferred Shares shall be entitled to receive notice of all general meetings of shareholders and to attend thereat and shall be entitled at any and all such meetings to as many votes as he holds Preferred Shares.

25.6 Increase in Preferred Shares

The Company shall not without, but may from time to time with, the authorization of the holders of the Preferred Shares given as specified in Article 25.7 increase the authorized number of Preferred Shares or create any class of shares ranking in priority to or on a parity with the Preferred Shares.

25.7 Amendments

The provisions affecting the Preferred Shares as provided in these Articles and as provided from time to time may be repealed, altered, modified, amended or amplified, only with the sanction of the holders of the Preferred Shares either: (a) by separate resolution consented to in writing by all the members holding the outstanding Preferred Shares; or (b) by separate resolution passed at a meeting of members holding Preferred Shares, duly called for such purpose and held upon at least 21 days notice at which the holders of at least one-twentieth of the outstanding Preferred Shares are present or represented by proxy, and carried by the affirmative vote of the holders of not less than three-fourths of the Preferred Shares represented and voted at such meeting. If at any such meeting the holders of at least one-twentieth of the outstanding Preferred Shares are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to a date being not less than 15 days later and at such time and place as may be appointed by the Chairman. Notwithstanding the foregoing, or any provisions of the Articles of the Company with respect to quorum at meetings of members to transact the business for which the meeting was originally called, at such adjourned

meeting the holders of Preferred Shares, present or represented by proxy, shall form a quorum and transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of the holders of not less than three-fourths of the Preferred Shares represented and voted at such adjourned meeting shall constitute the sanction of the holders of the Preferred Shares and shall be a valid and binding separate resolution of the members holding Preferred Shares. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be described in the Articles of the Company with respect to the meetings of members.

APPENDIX "B"

As altered by Special
Resolution dated:
October 25, 1985

MEMORANDUM
(altered)
of
TERYL RESOURCES CORP.

We wish to be formed into a Company with limited liability under the Company Act and pursuant to this Memorandum.

1. The name of the Company is "Teryl Resources Corp.".

2. The authorized capital of the Company consists of 15,000,000 shares divded into 10,000,000 Common Shares without par value and 5,000,000 Preferred Shares with a par value of $1.00 each .

   There will be attached to the shares special rights and restrictions as set forth in the Articles of the Company.